Ronald  R.  Chadwick,  P.C.
Certified  Public  Accountant
2851  S.  Parker  Road
Suite  720
Aurora,  CO  80014

Telephone  303-306-1967
Fax  303-306-1944

CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANT

I hereby consent to use in this Form SB-2 filing by Inform Worldwide Holdings, Inc., of my report dated September 28, 2000 relating to the consolidated financial statements of Inform Worldwide Holdings, Inc. (formerly Anything Internet Corporation) which appear in said filing.

/S/  Ronald  R.  Chadwick,  P.C.
--------------------------------
Ronald  R.  Chadwick,  P.C.
Aurora,  Colorado
March  22,  2001


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